Exhibit 10.3(b)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is made as of November 1, 2024, by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and BOUNDLESS BIO, INC., a Delaware corporation (“Tenant”).and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and BOUNDLESS BIO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of December 20, 2021 (the “Lease”), wherein Landlord leases to Tenant certain premises containing approximately 80,168 rentable square feet (the “Premises”) located on the first and second floors of that certain building, currently known as “Building 5” at One Alexandria Square, San Diego, California, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Tenant has requested, and Landlord has agreed to provide, an additional 3 months of Base Rent abatement under the Lease.

C.
In addition, Tenant has requested, and Landlord has agreed to provide, temporary parking to Tenant until the construction of the parking structure serving the Project (described as PS-1 on Exhibit B of the Lease) (the “Project Garage”) is completed, which is currently estimated to occur on or before May 1, 2025.

D.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to, among other things, amend the Lease to (i) amend the definition of “Abatement Period” under the Lease, and (ii) provide Tenant with temporary parking and shuttle service.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Abatement Period. The first sentence of the second paragraph of Section 3(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is not in Default under this Lese, Tenant shall not be required to pay Base Rent for the period of 270 consecutive calendar days immediately following the Commencement Date (the “Abatement Period”).”

2.
Parking.

a.
Temporary Parking. Until the date that construction of the Project Garage is substantially complete and the Project Garage is open and operating for tenants of the Project currently estimated to occur on or before May 1, 2025 (the “Project Garage Completion Date”), Tenant’s allocated parking rights set forth in the first paragraph of Section 10 of the Lease, shall be provided temporarily, at no additional cost to Tenant, (i) on a first come, first served basis in common with other parties having the right to use such parking area in that certain parking garage known as the Spectrum I garage located at 3035 Science Park Road (the “Spectrum I Garage”) and (ii) on a dedicated basis, at the 60 interim temporary surface parking spaces provided at the Project in the 2 interim surface parking lots at the locations

b.
Reserved Parking. Notwithstanding anything to the contrary contained in this First Amendment or in the Lease, Tenant shall not have any reserved parking spaces in the Spectrum I Garage and the allocation of 5 reserved parking spaces to Tenant in the Project Garage, as provided for in the first paragraph of Section 1 of the Lease, shall not be applicable until the Project Garage Completion Date. Commencing on the Project Garage Completion Date, Tenant’s 5 reserved parking spaces in the Project Garage shall be in the location shown on Exhibit B attached hereto.

c.
Subterranean Parking Spaces. Tenant acknowledges and agrees that the 20 Subterranean Parking Spaces allocated to Tenant pursuant to the second paragraph of Section 10 of the Lease, shall be made available to Tenant in the subterranean parking garage commencing on November 1, 2024, and shall count towards the total number of parking spaces to which Tenant is entitled pursuant to the first sentence of the first paragraph of Section 10 of the Lease. The 20 Subterranean Parking Spaces shall be marked as reserved for use by Tenant and shall be in the location shown on Exhibit C attached hereto.

d.
Shuttle Service. Commencing any time on or after November 1, 2024 and continuing through the Project Garage Completion Date, Tenant and Tenant’s employees shall have the right, in common with other tenants of the Project, to use the shuttle service provided by Landlord (or an affiliate of Landlord) (the “Shuttle Service”) for transportation between the Spectrum I Garage and the Building. The current planned route, stops, schedule, and hours of operation of the Shuttle Service is provided on Exhibit D attached hereto.

3.
OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.
Miscellaneous.

a.
This First Amendment is the entire agreement between the parties with respect to the subject matter contained in this First Amendment and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
c.
This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

e.
Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

BOUNDLESS BIO, INC.,

a Delaware corporation

By:___/s/ Jessica Oien

Name: Jessica Oien

Its: Chief Legal Officer

X□ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-10933 NORTH TORREY PINES, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,

a Maryland corporation, managing member

By:_/s/ Gary Dean

Name: Gary Dean

Its: Executive Vice President – Real Estate Legal Affairs